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                                                                    Exhibit 23.8


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements for the year ended December 31, 1996 of ViewStar Entertainment Services, Inc. dated April 18, 1997 (except with respect to Note 10, as to which the date is September 15, 1997), which is included in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997), in this Registration Statement (File No. 333-_____) of Pegasus Communications Corporation on Form S-4. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.





                                                     /s/ Arthur Andersen LLP
                                                     -----------------------
                                                     ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 22, 1998